Centrue Financial Corporation Announces 2012 Second Quarter Earnings

ST. LOUIS, MO -- (Marketwire - August 13, 2012) - Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE) (PINKSHEETS: TRUE)

Highlights

  Second quarter of 2012 net income was $0.1 million, compared to a $0.5 million net loss for the first quarter of 2012 and a $2.4 million net loss in the second quarter of 2011.

  The Company's principal subsidiary, Centrue Bank (the "Bank"), posted net income of $0.5 million for the second quarter 2012 compared to net income of $0.03 million for the first quarter of 2012 and a net loss of $2.0 million for the second quarter of 2011.

  Nonperforming assets declined $9.7 million, or 12.5%, from first quarter 2012 and $19.8 million, or 22.6%, from June 30, 2011.

  Centrue Bank remains "Well Capitalized" at the end of the second quarter of 2012.

Centrue Financial Corporation (the "Company" or "Centrue") (OTCQB: TRUE) (PINKSHEETS: TRUE), parent company of Centrue Bank, reported a first quarter net income of $0.1 million, or ($0.07) per common diluted share, compared to a net loss of $2.4 million or ($0.48) per common diluted share for the second quarter 2011. For the first six months of 2012, the Company reported a net loss of $0.4 million, or ($0.24) per common diluted share, as compared to a net loss of $5.9 million, or ($1.14) per common diluted share, for the same period in 2011.

"Posting earnings at both the Bank and Consolidated level reinforces that the steps we are taking to improve our performance are the right ones," remarked President & CEO Kurt R. Stevenson. "Our trends continue in the right direction with positive decreases in nonperforming assets, action list loans, past dues, and charge-offs. While we continue to prudently manage expenses and strategically lower our cost of funds, we recognize that our revenue generating efforts are the key driver of sustained profitability. We will continue to focus on growing our core business by focusing on the basics of community banking -- making quality loans and servicing our depositors."

Securities

Total securities equaled $232.7 million at June 30, 2012, representing a decrease of $21.1 million, or 8.3%, from March 31, 2012 and a decrease of $5.3 million, or 2.2%, from year-end 2011. The net decrease from year-end 2011 was largely related to a strategy to enhance the Company's liquidity position as public funds and brokered deposits matured and were not replaced. On a smaller scale, some of the liquidity was used to fund loan growth.

Loans

Total loans equaled $567.9 million, representing an increase of $4.2 million, or 0.7%, from March 31, 2012 and a decrease of $14.5 million, or 2.5%, from year-end 2011. The net decrease from year-end 2011 was related to a combination of normal attrition, pay-downs, loan charge-offs, transfers to other real estate owned ("OREO") and strategic initiatives to reduce balance sheet risk. Due to economic conditions, we continue to experience a decrease in loan demand as many borrowers continue to reduce their debt and competition for new commercial loans is strong.

Funding and Liquidity

Total deposits equaled $782.3 million, representing decreases of $61.1 million, or 7.2%, from March 31, 2012 and $66.3 million, or 7.8%, from year-end 2011. The net decrease from year-end 2011 was largely related to strategic initiatives to reduce higher costing time deposits and collateralized local public agency deposits. Since year-end, $19.7 million of brokered deposits having rates of 2.7% matured.

Due to continued uncertainty in the financial markets, liquidity strategies are conservatively postured in an effort to mitigate adverse pressure on liquidity levels. The Bank's overall liquidity position remained relatively unchanged during the second quarter of 2012.

Credit Quality

The key credit quality metrics are as follows:

  The allowance for loan losses to total loans was 3.21% at June 30, 2012, compared to 3.65% at December 31, 2011 and 3.69% at June 30, 2011. Management evaluates the sufficiency of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at June 30, 2012.

  The provision for loan losses for the second quarter of 2012 was $1.4 million, representing no change from the $1.4 million recorded in the first quarter of 2012 and a decrease from $3.3 million recorded in the second quarter of 2011. The second quarter of 2012 provision level reduction was driven by:

    decreasing levels of nonperforming loans and less new credits that migrated to nonperforming status;

    current quarter charge-off levels decreased from prior year;

    declining trend in past due loans;

    stabilization of collateral values.

  Net loan charge-offs for the second quarter of 2012 were $3.5 million, or 0.62% of average loans, compared with $2.2 million, or 0.39% of average loans, for the first quarter of 2012 and $8.0 million, or 1.16% of average loans, for the second quarter of 2011. Loan charge-offs during the second quarter of 2012 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these impaired assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.

  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) decreased to $39.8 million at June 30, 2012, from $43.9 million at March 31, 2012 and $45.8 million at December 31, 2011. The $4.1 million decrease from the first quarter of 2012 to the second quarter of 2012 was mainly due to the charge-off of nonaccrual loans and the transfer of the property securing the credits into OREO. The $39.8 million recorded at June 30, 2012 included $35.5 million in nonaccrual loans and $4.3 million in troubled debt restructures. The level of nonperforming loans to end of period loans was 7.01% at June 30, 2012, compared to 7.79% at March 31, 2012 and 7.87% at December 31, 2011.

  The coverage ratio (allowance for loan losses to nonperforming loans) was 45.79% at June 30, 2012, compared to 46.32% at March 31, 2012 and December 31, 2011.

  Other real estate owned decreased to $27.9 million at June 30, 2012, from $33.5 million at March 31, 2012 and $29.7 million at December 31, 2011. In the second quarter of 2012, management converted collateral securing problem loans to properties ready for disposition in the net amount of $0.8 million. Second quarter additions were offset by $5.7 million in dispositions and $0.7 million in additional valuation adjustments, reflective of existing market conditions and more aggressive disposition strategies.

  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) decreased to $67.7 million at June 30, 2012, from $77.4 million at March 31, 2012 and $75.5 million at December 31, 2011. The ratio of nonperforming assets to total assets was 7.31% at June 30, 2012, 8.05% at March 31, 2012 and 7.80% at December 31, 2011.

  The past due ratio was 7.23% at June 30, 2012 compared to 8.21% at March 31, 2012 and 10.11% at December 31, 2011. Action Listed Loans (classified and criticized loans) declined to $97.6 million from $117.5 million at March 31, 2012 and $126.6 million at December 31, 2011.

Net Interest Margin

The net interest margin was 3.11% for the second quarter of 2012, representing an increase of 9 basis points from 3.02% recorded in the first quarter of 2012 and a decrease of 2 basis points from 3.13% reported in the second quarter of 2011. The Bank's net interest margin was 3.31% for the second quarter of 2012, representing increases of 10 basis points from 3.21% recorded in the first quarter 2012 and 2 basis points from 3.29% from the second quarter of 2011. The increase in the net interest margin compared to first quarter 2012 was primarily due to a decrease in funding costs.

Noninterest Income and Expense

Noninterest income totaled $3.8 million for the three months ended June 30, 2012, compared to $2.7 million for the same period in 2011. Excluding gains related to the sale of OREO, securities and other assets, noninterest income increased $0.4 million or 16.0%. This $0.4 million increase was spread over several areas, with the largest being in income from OREO properties. Mortgage banking income increased by $0.2 million or 50.7%.

Total noninterest expense for the second quarter of 2012 was $8.6 million, a decrease of $1.0 million, compared to $9.6 million recorded during the same period in 2011. Excluding OREO valuation adjustments taken in both periods, noninterest expense levels decreased by $0.6 million, or 7.1%. This $0.6 million decline in expenses was spread over various categories including net occupancy costs, furniture and equipment, telephone, data processing, FDIC insurance and amortization expense. Adversely impacting expense levels were increases in marketing, loan processing, collection costs, and salary and employee benefits.

Capital Management

As reflected in the following table, unit Centrue Bank was considered "well-capitalized" and the Company was considered "adequately-capitalized" under regulatory defined capital ratios as of June 30, 2012 except for the Company's Tier 1 leverage ratio which was 3.82%.

                                   Centrue Financial       Centrue Bank
                                 --------------------  --------------------
                                  Jun 30,    Dec 31,    Jun 30,    Dec 31,
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------
Carrying amounts ($millions):
  Total risk-based capital       $    60.0  $    61.2  $    69.5  $    68.6
  Tier 1 risk-based capital      $    35.8  $    37.2  $    61.2  $    60.1

Capital ratios:
  Total risk-based capital            8.76%      9.03%     10.64%     10.28%
  Tier 1 risk-based capital           5.40%      5.49%      9.37%      9.01%
  Tier 1 leverage ratio               3.82%      3.74%      6.55%      6.06%

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

  Unaudited Highlights
  Unaudited Consolidated Balance Sheets
  Unaudited Consolidated Statements of Income
  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Per Share Data)

                             Three Months Ended         Six Months Ended
                                June 30, 2012            June 30, 2012
                           ----------------------   -----------------------
                              2012        2011         2012         2011
                           ----------  ----------   ----------   ----------
Operating Highlights
Net income (loss)          $       83  $   (2,424)  $     (417)  $   (5,882)
Return on average total
 assets                          0.04%      (0.92)%      (0.09)%      (1.10)
Return on average
 stockholders' equity            1.01      (25.19)       (2.58)      (29.49)
Net interest margin              3.11        3.13         3.07         3.11
Efficiency ratio                83.72       81.82        86.52        82.42
Bank net interest margin         3.31        3.29         3.26         3.18

Per Share Data
Diluted earnings (loss)
 per common share          $    (0.07) $    (0.48)  $    (0.24)  $    (1.14)
Book value per common
 share                     $    (0.13) $     0.73   $    (0.13)  $     0.73
Tangible book value per
 common share              $    (0.92) $    (0.23)  $    (0.92)  $    (0.23)
Diluted weighted average
 commonshares outstanding   6,063,441   6,048,405    6,063,441    6,048,405
Period end common shares
 outstanding                6,063,441   6,048,405    6,063,441    6,048,405

Stock Performance Data
Market price:
  Quarter-end              $     0.55  $     0.60   $     0.55   $     0.60
  High                     $     0.88  $     0.78   $     0.88   $     1.18
  Low                      $     0.51  $     0.25   $     0.15   $     0.25

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands)

                                                  June 30,     December 31,
                                                    2012           2011
                                               -------------  -------------
ASSETS
  Cash and cash equivalents                    $      48,253  $      69,735
  Securities available-for-sale                      225,667        228,836
  Restricted securities                                7,028          9,150
  Loans                                              567,908        582,395
  Allowance for loan losses                          (18,234)       (21,232)
                                               -------------  -------------
    Net loans                                        549,674        561,163
  Bank-owned life insurance                           31,900         31,412
  Mortgage servicing rights                            2,003          2,089
  Premises and equipment, net                         23,187         23,754
  Other intangible assets, net                         4,789          5,264
  Other real estate owned                             27,890         29,667
  Other assets                                         6,183          6,914
                                               -------------  -------------

    Total assets                               $     926,574  $     967,984
                                               =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest-bearing                     $     122,107  $     134,137
      Interest-bearing                               660,157        714,501
                                               -------------  -------------
        Total deposits                               782,264        848,638

  Federal funds purchased and securities sold
   under agreements to repurchase                     17,766         18,036
  Federal Home Loan Bank advances                     48,057         23,058
  Notes payable                                       10,345         10,440
  Series B mandatory redeemable preferred
   stock                                                 268            268
  Subordinated debentures                             20,620         20,620
  Other liabilities                                   14,853         14,355
                                               -------------  -------------
    Total liabilities                                894,173        935,415

  Stockholders' equity
    Series A convertible preferred stock                 500            500
    Series C cumulative perpetual preferred
     stock                                            31,739         31,429
    Common stock                                       7,454          7,454
    Surplus                                           74,570         74,558
    Retained earnings (accumulated deficit)          (61,831)       (60,064)
    Accumulated other comprehensive income
     (loss)                                            1,846            569
                                               -------------  -------------
                                                      54,278         54,446

    Treasury stock, at cost                          (21,877)       (21,877)
                                               -------------  -------------
      Total stockholders' equity                      32,401         32,569

        Total liabilities and stockholders'
         equity                                $     926,574  $     967,984
                                               =============  =============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                    Three Months Ended    Six Months Ended
                                         June 30,             June 30,
                                   -------------------  -------------------
                                      2012      2011       2012      2011
                                   --------- ---------  --------- ---------

Interest income
  Loans                            $   6,952 $   8,836  $  13,989 $  18,117
  Securities                                                    -
    Taxable                              854     1,088      1,684     2,085
    Exempt from federal income
     taxes                               113       177        239       392
  Federal funds sold and other            37        37         76        68
                                   --------- ---------  --------- ---------
    Total interest income              7,956    10,138     15,988    20,662

Interest expense
  Deposits                             1,143     2,213      2,542     4,700
  Federal funds purchased and
   securities sold under
   agreements to repurchase               10        10         21        21
  Federal Home Loan Bank advances        190       355        376       767
  Series B mandatory redeemable
   preferred stock                         4         4          8         8
  Subordinated debentures                295       274        588       544
  Notes payable                           92        91        188       181
                                   --------- ---------  --------- ---------
    Total interest expense             1,734     2,947      3,723     6,221

Net interest income                    6,222     7,191     12,265    14,441
Provision for loan losses              1,375     3,250      2,725     7,500
                                   --------- ---------  --------- ---------
Net interest income (loss) after
 provision for loan losses             4,847     3,941      9,540     6,941

Noninterest income
  Service charges                      1,040     1,189      2,089     2,251
  Mortgage banking income                455       302        942       709
  Electronic banking services            558       565      1,090     1,092
  Bank-owned life insurance              245       250        488       499
  Securities gains, net                  698       379        714       379
  Total other-than-temporary
   impairment losses                       -      (107)         -      (499)
  Portion of loss recognized in
   other comprehensive income
   (before taxes)                          -         -          -         -
                                   --------- ---------  --------- ---------
    Net impairment on securities           -      (107)         -      (499)
  Gain on sale of OREO                   234       (92)       425       (48)
  Gain on sale of other assets             -         -          -        63
  Other income                           582       198      1,116       362
                                   --------- ---------  --------- ---------
                                       3,812     2,684      6,864     4,808

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                     Three Months Ended   Six Months Ended
                                          June 30,            June 30,
                                     ------------------  ------------------
                                       2012      2011      2012      2011
                                     --------  --------  --------  --------

Noninterest expenses
  Salaries and employee benefits        3,582     3,460     7,284     7,093
  Occupancy, net                          620       704     1,284     1,424
  Furniture and equipment                 283       421       667       860
  Marketing                                94        67       169       127
  Supplies and printing                    65        77       133       141
  Telephone                               179       204       354       408
  Data processing                         360       375       667       739
  FDIC insurance                          511       824     1,029     1,674
  Loan processing and collection
   costs                                  554       511     1,090     1,102
  OREO valuation adjustment               662     1,097       795     1,297
  Amortization of intangible assets       238       263       475       539
  Other expenses                        1,428     1,574     2,874     2,973
                                     --------  --------  --------  --------
                                        8,576     9,577    16,821    18,377

Income (loss) before income taxes          83    (2,952)     (417)   (6,628)
Income tax expense (benefit)                -      (528)        -      (746)
                                     --------  --------  --------  --------
Net Income (loss)                          83    (2,424)     (417)   (5,882)
Preferred stock dividends                 523       501     1,040       995
Net income (loss) for common
 stockholders                            (440)   (2,925)   (1,457)   (6,877)

Basic earnings (loss) per common
 share                                  (0.07)    (0.48)    (0.24)    (1.14)
Diluted earnings (loss) per common
 share                                  (0.07)    (0.48)    (0.24)    (1.14)

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Per Share Data)

                                      Quarters Ended
                ----------------------------------------------------------
                  6/30/12     3/31/12    12/31/11     9/30/11     6/30/11
                ----------  ----------  ----------  ----------  ----------
Statement of
 Income
 Interest
  income        $    7,956  $    8,032  $    8,957  $    9,542  $   10,138
 Interest
  expense           (1,734)     (1,989)     (2,339)     (2,665)     (2,947)
                ----------  ----------  ----------  ----------  ----------
 Net interest
  income             6,222       6,043       6,618       6,877       7,191
 Provision for
  loan losses        1,375       1,350       1,475       2,400       3,250
                ----------  ----------  ----------  ----------  ----------
 Net interest
  income (loss)
  after
  provision for
  loan losses        4,847       4,693       5,143       4,477       3,941
 Noninterest
  income             3,812       3,052       4,561       2,566       2,684
 Noninterest
  expense            8,576       8,245       9,660      12,397       9,577
                ----------  ----------  ----------  ----------  ----------
 Income (loss)
  before income
  taxes                 83        (500)         44      (5,354)     (2,952)
 Income tax
  expense
  (benefit)              -           -         (14)       (606)       (528)
                ----------  ----------  ----------  ----------  ----------
 Net income
  (loss)        $       83  $     (500) $       58  $   (4,748) $   (2,424)
                ----------  ----------  ----------  ----------  ----------
 Net income
  (loss) for
  common
  stockholders  $     (440) $   (1,017) $     (453) $   (5,253) $   (2,925)
                ----------  ----------  ----------  ----------  ----------
Per Share
 Basic earnings
  (loss) per
  common share  $    (0.07) $    (0.17) $    (0.07) $    (0.87) $    (0.48)
 Diluted
  earnings
  (loss) per
  common share       (0.07)      (0.17)      (0.07)      (0.87)      (0.48)
 Cash dividends
  on common
  stock                 NM          NM          NM          NM          NM
 Dividend
  payout ratio
  for common
  stock                 NM          NM          NM          NM          NM
 Book value per
  common share  $    (0.13) $    (0.07) $    (0.10) $    (0.03) $     0.73
 Tangible book
  value per
  common share       (0.92)      (0.90)      (0.97)      (0.94)      (0.23)
 Basic weighted
  average
  common shares
  outstanding    6,063,441   6,063,441   6,059,028   6,048,405   6,048,405
 Diluted
  weighted
  average
  common shares
  outstanding    6,063,441   6,063,441   6,059,028   6,048,405   6,048,405
 Period-end
  common shares
  outstanding    6,063,441   6,063,441   6,063,441   6,048,405   6,048,405
Balance Sheet
 Securities     $  232,695  $  253,828  $  237,986  $  245,236  $  230,317
 Loans             567,908     563,732     582,395     620,450     660,882
 Allowance for
  loan losses       18,234      20,338      21,232      23,314      24,358
 Assets            926,574     961,803     967,984   1,008,953   1,022,256
 Deposits          782,264     843,405     848,638     862,117     866,037
 Stockholders'
  equity            32,401      32,758      32,569      32,961      37,561
Earnings
 Performance
 Return on
  average total
  assets              0.04%      (0.21)%      0.02%      (1.85)%     (0.92)%
 Return on
  average
  stockholders'
  equity              1.01       (6.26)       0.71      (50.99)     (25.19)
 Net interest
  margin              3.11        3.02        3.09        3.14        3.13
 Efficiency
  ratio (1)          83.72       89.39       89.03       78.00       81.82
 Bank net
  interest
  margin              3.31        3.21        3.27        3.31        3.29
Asset Quality
 Nonperforming
  assets to
  total end of
  period assets       7.31%       8.05%       7.80%       8.02%       8.56%
 Nonperforming
  loans to
  total end of
  period loans        7.01        7.79        7.87        7.73        7.86
 Net loan
  charge-offs
  to total
  average loans       0.62        0.39        0.59        0.54        1.16
 Allowance for
  loan losses
  to total end
  of period
  loans               3.21        3.61        3.65        3.76        3.69
 Allowance for
  loan losses
  to
  nonperforming
  loans              45.79       46.32       46.32       48.59       46.92
 Nonperforming
  loans         $   39,823  $   43,904  $   45,835  $   47,982  $   51,915
 Nonperforming
  assets            67,713      77,405      75,502      80,894      87,533
 Net loan
  charge-offs        3,479       2,244       3,557       3,445       7,981
Capital
 Total risk-
  based capital
  ratio               8.76%       9.04%       9.03%       8.51%       8.78%
 Tier 1 risk-
  based capital
  ratio               5.40        5.42        5.49        5.15        5.75
 Tier 1
  leverage
  ratio               3.82        3.78        3.74        3.70        4.23

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

NM Not meaningful.

Contact:
Kurt R. Stevenson
President and Chief Executive Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com

Daniel R. Kadolph
Chief Financial Officer
Centrue Financial Corporation
daniel.kadolph@centrue.com